Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-274789) pertaining to the Veralto Corporation & Subsidiaries Savings Plan of Veralto Corporation of our report dated May 29, 2026, with respect to the financial statements and schedule of the Veralto Corporation & Subsidiaries Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Providence, Rhode Island
May 29, 2026